EXHIBIT 25.1

securities and exchange commission
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)___

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
31-0841368
I.R.S. Employer Identification No.

800 Nicollet Avenue Minneapolis, MN	55402 (Zip Code)
(Address of principal executive offices)
Seth Dodson
U.S. Bank National Association
950 17th Street, Suite 300
Denver, CO 80202
Telephone (303) 585-4591
(Name, address and telephone number of agent for service)
HOLLY ENERGY PARTNERS, L.P.
HOLLY ENERGY FINANCE CORP
(Exact name of Registrant as specified in its charter)

Delaware	20-0833098
Delaware	20-2263311
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Crescent Court, Suite 1600
Dallas, TX	75201
(Address of Principal Executive Offices)	(Zip Code)

Debt Securities
FORM T-1
Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.
a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.
b)	Whether it is authorized to exercise corporate trust powers.
Yes
Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items 3-15	The Trustee is not a Trustee under other indentures under which securities issued by the obligor are outstanding. There is not and there has not been a default with respect to the securities outstanding under the indenture under which the offered securities are to be issued. Item 15 regarding “Foreign Trustee” is not applicable.
Item 16 LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
1.	A copy of the Articles of Association of the Trustee now in effect, incorporated herein by reference to Exhibit 1 of Form T-1, Document 6 of Registration No. 333-84320.

2.	A copy of the certificate of authority of the Trustee to commence business, incorporated herein by reference to Exhibit 2 of Form T-1, Document 6 of Registration No. 333-84320.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 of Form T-1, Document 6 of Registration No. 333-84320.

4.	A copy of the existing bylaws of the Trustee, as now in effect, incorporated herein by reference to Exhibit 4 of Form T-1, Document 6 of Registration No. 333-84320.

5.	Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 of Form T-1, Document 6 of Registration No. 333-84320.

7.	Report of Condition of the Trustee as of June 30, 2003, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

8.	Not applicable.

9.	Not applicable.

SIGNATURE
Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City and County of Denver, State of Colorado on the 28th day of July, 2005.

U.S. BANK NATIONAL ASSOCIATION

By: Title:	/Seth Dodson Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 3/31/2005
(in millions)

3/31/2005
Assets
Cash and Due From Depository Institutions	$5,881
Investment Securities
Held to maturity	121
Available for Sale	42,982
Loans held for sale	1,635
Loans
Commercial	41,540
Commercial Real Estate	27,363
Residential mortgages	16,572
Retail	43,430
Total loans	128,905
Less allowance for loan losses	(2,082)
Net loans	126,823
Premises and Equipment	1,877
Customers liability on acceptances	91
Goodwill	6,277
Intangible Assets	2,533
Other Assets	10,246
Total Assets	$198,466

Liabilities
Deposits	$119,718
Short-term borrowing	14,273
Long-term borrowing	38,071
Acceptances	91
Other Liabilities	7,105
Total Liabilities	$179,258

Equity
Shareholder’s equity	20
Capital Surplus	5,889
Retain earnings	17,276
Less cost of common stock	(3,590)
Other comprehensive income	(387)
Total Equity Capital	$19,208

Total Liabilities and Equity Capital	$198,466
To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Seth Dodson Vice President
Date: July 28, 2005